EXHIBIT 99.1

Home BancShares' Donna Townsell Breaks the Glass Ceiling

CONWAY, Ark., Feb. 08, 2019 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ GS:  HOMB) (“Home” or “the Company”), and its wholly-owned subsidiary, Centennial Bank (“Centennial”), today announced that Donna Townsell has been elected as a member of both the Home BancShares and Centennial Bank Board of Directors, breaking the “glass ceiling” as the first female to serve on both boards simultaneously.

“This is a great strategic move for the next generation of HOMB and Centennial Bank,” said John W. Allison, Chairman of Home BancShares. “Donna, a Senior Executive Vice President, has been with the company twelve years and has served in a variety of critical roles including Vice President of Corporate Efficiencies, Co-Chair of the Strategic Planning Committee, member of the Executive Committee, Director of Marketing, Director of Investor Relations and member of the Operations Committee, as well as being named a two-time winner of the coveted ‘Chairman’s Award’ for Centennial Bank,” continued Allison.  “Heading up Corporate Efficiencies gave her a well-rounded knowledge of the entire company. Serving as Director of Investor Relations has given her a full understanding of the performance metrics that shareholders, analysts and investors are interested in and that are required for us to continue to be the ‘Best Bank in America’ year after year. This combination makes Donna an excellent choice for a board seat as her knowledge of and commitment to the company will serve us well into the future,” Allison stated.

“In our twenty-year history one of the highest water marks for our company was the efficiency project that ultimately led our corporation to being ‘Best in Class’ of all banks in America. Donna led this important initiative that changed the culture of our corporation,” Allison continued. “She is one of the best, (male or female), I have worked with, and I’m confident she will provide guidance, leadership and expertise to both boards for years to come,” said Allison.

“My twelve years with the bank have been the most rewarding and influential experiences of my business career and certainly a highlight in my life,” said Townsell. “The learning process and unbelievable opportunities that have been afforded to me have helped to prepare me for the honor of serving on both the Home BancShares and Centennial Bank Board of Directors. I will do my best to properly represent the shareholders, employees, customers and investors of our company for many years to come,” Townsell continued. “I am both honored and excited for this opportunity,” said Townsell.

General

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions, increased regulatory requirements as a result of our exceeding $10 billion in total assets, legislative and regulatory changes, technological changes and cybersecurity risks, competition from other financial institutions, changes in the assumptions used in making the forward-looking statements, and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018.

FOR MORE INFORMATION CONTACT:

Home BancShares, Inc.
Donna Townsell
Senior Executive Vice President &
Director of Investor Relations
(501) 328-4625